UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed on August 21, 2023, Blue Star Foods Corp., a Delaware corporation (the “Company”) disclosed that NASDAQ Listing Qualifications staff (“Staff”) notified the Company that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on Nadsaq. The Company requested, and was granted, a hearing with Nasdaq on June 29, 2023.

The Panel granted the Company’s request for continued listing on The NASDAQ Capital Market, subject to (i) the Company filing a registration statement with the SEC for a $5 million public offering by July 28, 2023 and (ii) the Company demonstrating compliance with the minimum stockholders’ equity requirement of Listing Rule 5550(b)(1) by August 18, 2025, which date was extended to September 15, 2023.

On September 11, 2023, the Company closed its $5 million public offering. The approximately $4.5 million net proceeds generated by this offering resulted in the Company being in compliance with the minimum stockholders’ equity requirement.

On October 16, 2023, the Staff notified the Company that it had regained compliance with the minimum $2,500,000 stockholders’ equity requirement. The Company will be subject to a Mandatory Panel Monitor for a period of one year, or until October 16, 2024. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Shareholders’ Equity Rule, the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

As previously disclosed, on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2023, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The Company has been provided a compliance period of 180 days to regain compliance, or until March 24, 2024.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: October 17, 2023	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer